1.   Change in Control.

                    As used herein, the following terms shall have the

          following respective meanings:

                    (a)  A "Change in Control" shall occur or be deemed to

               have occurred only if any of the following events occur:

               (i) any "person," as such term is used in Sections 13(d) and

               14(d) of the Securities Exchange Act of 1934, as amended

               (the "Exchange Act"), (other than Dumaines Trust, Amoskeag

               Company, a Delaware corporation ("Amoskeag"), or any

               majority owned subsidiary thereof, the Company, any trustee or other fiduciary holding securities under an employee

               benefit plan of the Company, any trustee or other fiduciary of a trust treated for federal income tax purposes as a

               grantor trust of which the Company is the grantor, or any

               corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the

               "beneficial owner" (as defined in Rule 13d-3 under the

               Exchange Act), directly or indirectly, of securities of the

               Company representing 30% or more of the combined voting

               power of the Company's then outstanding securities or any

               matter which could  come before its stockholders for

               approval; (ii) any "person" (other than the Dumaines Trust,

               the Company, any trustee or other fiduciary holding

               securities under an employee benefit plan of the Company,

               any trustee or other fiduciary of a trust treated for

               federal income tax purposes as a grantor trust of which the

               Company is the grantor, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner,"

               directly or indirectly, of securities of Amoskeag

               representing 30% or more of the combined voting power of

               Amoskeag's then outstanding securities on any matter which could come before its stockholders for approval, at any time at which Amoskeag is the "beneficial owner," directly or

               indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then

               outstanding securities on any matter which could come before the stockholders for approval; (iii) individuals who, as of the date hereof, constitute the Board (as of the date

               hereof, the "Incumbent Board") cease for any reason to

               constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose

               initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule

               14a-11 of Regulation 14A under the Exchange Act) shall be,

               for purposes of this Agreement, considered as though such

               person were a member of the Incumbent Board; (iv) the

               stockholders of the Company approve a merger or

               consolidation of the Company with any other corporation,

               other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting

               securities of the surviving entity) more than 80% of the

               combined voting power of the voting securities of the

               Company or such surviving entity outstanding immediately

               after such merger or consolidation or (B) a merger or

               consolidation effected to implement a recapitalization of

               the Company (or similar transaction) in which no "person"

               (as hereinabove defined) acquires more than 30% of the

               combined voting power of the Company's then outstanding

               securities; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or

               substantially all of the Company's assets.

                    (b)  A "Potential Change in Control" shall be deemed to

               have occurred if:

                         (i)  the Company enters in an agreement, the

                    consummation of which would result in the occurrence of

                    a Change in Control of the Company,

                        (ii)  any person (including the Company) publicly

                    announces an intention to take or to consider taking

                    actions which, if consummated, would constitute a

                    Change in Control of the Company; or

                       (iii)  the Board of Directors of the Company adopts

                    a resolution to the effect that, for purposes of this

                    Agreement, a Potential Change in Control of the Company

                    has occurred.

               2.   Term of the Agreement.

                    The term of this Agreement (the "Term") shall commence on July 9, 1993 and shall continue in effect through December 31,

          1994; provided, however, that commencing on January 1, 1995 and each January 1 thereafter, the Term shall be automatically extended for one additional year unless, not later than September

          30 of the preceding calendar year, the Company shall have given you written notice that the Term will not be extended; and

          provided further that, if a Change in Control of the Company shall have occurred during the original or extended Term, this

          Agreement shall continue in effect for a period of not less than

          24 months beyond the month in which such Change in Control occurred.

               3.   Change in Control; Potential Change in Control.

                    (a)  No benefits shall be payable under this Agreement

               unless there has been a Change in Control of the Company

               during the Term.

                    (b)  You agree that, notwithstanding any provision to

               the contrary in this Agreement, in the event of a Potential

               Change in Control of the Company, you will not voluntarily resign as an employee of the Company until the earliest of

               (A) a date which is six (6) months after the occurrence of such Potential Change in Control of the Company or (B) the termination by you of your employment by reason of

               Disability as defined in Section 4(b)(i) or for Good Reason as defined in Section 4(b)(iii).

               4.   Employment Status; Termination Following Change in

                    Control.

                    (a)  You acknowledge that this Agreement does not

               constitute a contract of employment or impose on the Company any obligation to retain you as an employee and this

               Agreement does not prevent you from terminating your

               employment at any time except as provided in Section 3(b).

               If your employment with the Company terminates for any

               reason and subsequently a Change in Control shall have

               occurred, you shall not be entitled to any benefits

               hereunder.  Any termination of your employment by the

               Company or by you following a Change in Control of the

               Company during the Term shall be communicated by written

               notice of termination ("Notice of Termination") to the other party hereto in accordance with Section 10.  The "Date of

               Termination" shall mean the effective date of such

               termination as specified in the Notice of Termination

               (provided that no such Notice of Termination shall specify an effective date more than 180 days after the date of such

               Notice of Termination).

                    (b)  Notwithstanding anything to the contrary herein,

               you shall be entitled to the benefits provided in Section 5 only if a Change in Control shall have occurred during the

               Term and your employment with the Company is subsequently

               terminated or terminates within 24 months after such Change in Control, unless such termination is (A) because of your death, (B) by the Company for Disability [as defined in

               Section 4(b)(i)] or Cause [as defined in Section 4(b)(ii)],

               or (C) by you other than for Good Reason [as defined in

               Section 4(b)(iii)].

                        (i) Disability. If, as a result of incapacity

                    due to physical or mental illness, you shall have been

                    absent from the full-time performance of your duties

                    with the Company for six (6) consecutive months and, within thirty (30) days after written notice of termination is given to you, you shall not have

                    returned to the full-time performance of your duties,

                    your employment may be terminated for "Disability."

                    Any termination for Disability under this Agreement

                    shall not affect any rights you may otherwise have

                    under the Company's Long-Term Disability Plan.

                        (ii)  Cause.  Termination by the Company of your

                    employment for "Cause" shall mean termination (A) upon

                    your willful and continued failure to substantially

                    perform your duties with the Company [other than any

                    such failure resulting from your incapacity due to

                    physical or mental illness or any such actual or

                    anticipated failure after the issuance of a Notice of

                    Termination by you for Good Reason as defined in

                    Section 4(b)(iii)], provided that a written demand for

                    substantial performance has been delivered to you by

                    the Company specifically identifying the manner in

                    which the Company believes that you have not

                    substantially performed your duties and you have not

                    cured such failure within 30 days after such demand,

                    (B) by reason of your willful misconduct which is

                    demonstrably and materially injurious to the Company or

                    (c) your conviction of a felony from which no appeal is

                    taken (or which is affirmed upon appeal).  For purposes

                    of this subsection, no act or failure to act on your

                    part shall be deemed "willful" unless done or omitted

                    to be done by you not in good faith and without

                    reasonable belief that your action or omission was in the best interest of the Company.

                      (iii)   Good Reason.  For purposes of this Agreement,

                    "Good Reason" shall mean, without your written consent,

                    the occurrence after a Change in Control of the Company

                    of any of the following circumstances unless, in the

                    case of paragraphs (A), (C), (D), (F) or (G), such

                    circumstances are fully corrected prior to the Date of

                    Termination [as defined in Section 4(a)] specified in

                    the Notice of Termination [as defined in Section 4(a)]

                    given in respect thereof:

                                (A) the failure of the Company to continue

                         your employment in a senior executive position

                         which, in your reasonable judgment, has authority

                         and responsibility comparable to your authority

                         and responsibility with the Company immediately

                         preceding the date of a Change in Control or at

                         any time thereafter; the assignment to you of any

                         duties or responsibilities which, in your

                         reasonable judgment are inconsistent with your

                         authority or responsibility with the Company

                         preceding the date of a Change in Control or at

                         any time thereafter; or any removal of you from

                         such authority or responsibility, except in

                         connection with the termination of your employment

                         for Disability, Cause, as a result of your death

                         or by you other than for Good Reason;

                               (B) any reduction in your annual base salary

                         as in effect on the date hereof or as the same may

                         be increased from time to time;

                              (C) the failure of the Company to continue

                         in effect any material compensation or benefit

                         plan in which you participate immediately prior to

                         the Change in Control, unless an equitable

                         arrangement (embodied in an ongoing substitute or

                         alternative plan) has been made with respect to

                         such plan, or the failure by the Company to

                         continue your participation therein (or in such

                         substitute or alternative plan) on a basis not

                         materially less favorable, both in terms of the

                         amount of benefits provided and the level of your

                         participation relative to other participants, as

                         existed at the time of the Change in Control or

                         the failure by the Company to award cash bonuses

                         to its executives in amounts substantially

                         consistent with past practice in light of the

                         Company's financial performance;

                                (D) the failure by the Company to continue

                         to provide you with benefits substantially similar

                         to those enjoyed by you under any of the Company's

                         life insurance, medical, health and accident, or

                         disability plans in which you were participating

                         at the time of the Change in Control, the taking

                         of any action by the Company which would directly

                         or indirectly materially reduce any of such

                         benefits, or the failure by the Company to provide

                         you with the number of paid vacation days to which

                         you are entitled on the basis of years of service

                         with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

                               (E) the failure of the Company to obtain a

                         satisfactory agreement from any successor to

                         assume and agree to perform the Agreement, as

                         contemplated in Section 8; or

                              (F) any purported termination of your

                         employment which is not effected pursuant to a

                         Notice of Termination satisfying the requirements

                         of Section 10, which purported termination shall

                         not be effective for purposes of this Agreement.

               5.   Compensation Upon Termination; Vesting of Stock.

                    Following a Change in Control of the Company, you shall

          be entitled to the following benefits during a period of

          disability, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the Term; provided, however, that the vesting set forth in

          Subsection 5(d) shall be required as of the occurrence of a

          Change in Control regardless of whether your employment

          terminates during the Term and regardless of the reason for the termination of employment:

                    (a)  During any period that you fail to perform your

               full-time duties with the Company as a result of incapacity due to physical or mental illness, you shall continue to

               receive base salary and all other earned compensation at the rate in effect at the commencement of any such period

               (offset by all compensation payable to you under the

               Company's disability plan or program or other similar plan during such period) until your employment is terminated pursuant to Section 4(b)(i) hereof. Thereafter, or in the event your employment is terminated by reason of death, your benefits shall be determined under the Company's long-term disability, retirement, insurance and other compensation

               programs then in effect in accordance with the terms of such programs.

                    (b)  If your employment shall be terminated by the

               Company for Cause or by you other than for Good Reason

               following Change in Control, the Company shall pay you your full base salary and all other compensation through the Date of Termination at the rate in effect at the time the Notice of Termination is given, plus all other amounts to which you are entitled under any employment contract with the Company or under any compensation plan of the Company at the time

               such payments are due, and the Company shall have no further obligations to you under this Agreement.

                    (c)  If your employment with the Company is terminated

               by the Company (other than for Cause, Disability or your

               death) or by you for Good Reason within 24 months after

               Change in Control or if your employment with the Company is terminated by you or the Company for any reason (other than your death, Disability or retirement) within six (6) months after a Change in Control, then you shall be entitled to the benefits below:

                           (i) the Company shall pay to you (A) your full

                    base salary and all other compensation through the Date

                    of Termination at the rate in effect at the time the

                    Notice of Termination is given, no later than the full

                    fifth day following the Date of Termination, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such

                    payments are due, (B) if you so elect, in lieu of your

                    right to continue to receive deferred compensation

                    under any deferred compensation plan of the Company

                    then in effect, no later than the fifth full day

                    following the Date of Termination, a lump-sum amount,

                    in cash, equal to the deferred amounts together with

                    any earnings credited on such amounts under such plan

                    and (C) if you so elect, in lieu of your right to

                    continued payments under any employment contract with

                    the Company, no later than the fifth full day following

                    the Date of Termination, a lump-sum amount, in cash,

                    equal to the total of such continued payments;

                         (ii) the Company shall pay as severance pay to

                    you, at the time specified in Subsection (e) below, a

                    lump-sum severance payment (together with the payments

                    provided in paragraph (iv) below) (the "Severance

                    Payments") in an amount equal to 200% of your highest

                    annual base salary in effect during the three-year

                    period ending the Date of Termination, offset by the

                    amount, if any, which you are entitled to receive as

                    severance benefits under any employment contract

                    between the Company and you;

                        (iii) the Company shall pay to you all legal fees

                    and expenses incurred by you as a result of such

                    termination (including all such fees and expenses, if

                    any, incurred in contesting or disputing any such

                    termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the

                    extent attributable to the application of Section 4999

                    of the Internal Revenue Code of 1986, as amended (the

                    "Code") to any payment or benefit provided hereunder);

                         (iv) for a period of twelve (12) months after your

                    Date of Termination, the Company shall arrange to

                    provide you with life, disability, dental, accident and

                    group health insurance benefits substantially similar

                    to those which you were receiving immediately prior to

                    the Notice of Termination.  Notwithstanding the

                    foregoing, the Company shall not provide any benefit

                    otherwise receivable by you pursuant to this paragraph

                    (iv) if an equivalent benefit is actually received by

                    you prior to the end of such 12 month period, and any

                    such benefit actually received by you shall be reported

                    to the Company; and

                         (v)  you shall be entitled to any benefits or

                    payments to which you may be entitled under any other

                    plan or program of the Company in which you are a

                    participant at the time of your termination.

                    (d)  As of the occurrence of the Change in Control you

               shall become vested in any shares of the Company awarded to you under the Long-Term Incentive Plan of the Company and

               not previously vested, or in any additional shares or

               substitute shares issued to reflect a change in the shares of Common Stock of the Company or a stock dividend or stock split distributable in shares of common stock of the Company or a change in capital structure of the Company, all as provided in Section 16 of the Long-Term Incentive Plan.


                    (e)  The payments provided for in Subsections 5(b) and

               (c) shall be made not later than the fifth day following the

               Date of Termination; provided, however, that, if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day

               an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the

               remainder of such payments (together with interest at the

               applicable federal rate provided for in Section 7872(f)(2)

               of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination.  In the event that the amount of the

               estimated payments exceeds the amount subsequently

               determined to have been due, such excess shall constitute a loan by the Company to you, payable on the fifth day after demand by the Company (together with interest at the

               applicable federal rate provided in Section 7872(f)(2) of

               the Code).

                    (f)  Except as provided in the second sentence of

               Subsection 5(c)(iv) hereof, you shall not be required to

               mitigate the amount of any payment provided for in this

               Section 5 by seeking other employment or otherwise, nor

               shall the amount of any payment or benefit provided for in this Section 5 be reduced by any compensation earned by you as a result of employment by another employer, by retirement benefits or by offset against any amount claimed to be owed by you to the Company or otherwise.

               6.   Excise Tax Limitation.

                     (a)  Notwithstanding anything in this Agreement to the

               contrary, in the event it shall be determined that any

               payment or distribution by the Company to or for your

               benefit (whether paid or payable or distributed or

               distributable pursuant to the terms of this Agreement or

               otherwise) (a "Payment") would be nondeductible by the

               Company for federal income tax purposes because of Section

               280G of the Code, then the aggregate present value of

               amounts payable or distributable to you or for your benefit pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as

               "Total Payments") shall be reduced to the Reduced Amount.

               The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Total

               Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.  For

               purposes of this Section

               6, present value shall be determined in accordance with

               Section 280G(d)(4) of the Code.

                    (b)  All determinations required to be made under this

               Section 6 shall be made by the Company's independent public accountants (the "Accounting Firm") which shall provide

               detailed supporting calculations both to the Company and the employee.  Any such determination by the Accounting Firm

               shall be binding upon the Company and the employee.

                    (c)  As a result of the uncertainty in the application

               of Section 280G of the Code at the time of the initial

               determination by the Accounting Firm hereunder, it is

               possible that Payments will have been made by the Company which should not have been made ("Overpayment") or that the additional Payments which will not have been made by the

               Company could have been made ("Underpayment"), in each case,

               consistent with the calculations required to be made

               hereunder.  In the event that the Accounting Firm, based

               upon the assertion of a deficiency by the Internal Revenue

               Service against the employee which the Accounting Firm

               believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the

               employee shall be treated for all purposes as a loan ab

               initio to the employee which the employee shall repay to the

               Company together with interest at the applicable federal

               rate provided for in Section 7872(f)(2) of the Code;

               provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the employee to the Company if and to the extent such deemed loan and

               payment would not either reduce the amount on which the

               employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes.  In the

               event that the Accounting Firm, based upon controlling

               precedent or other substantial authority, determines that an

               Underpayment has occurred, any such Underpayment shall be

               promptly paid by the Company to or for the benefit of the

               employee together with interest at the applicable federal

               rate provided for in Section 7872(f)(2) of the Code.

               7.   Sale of Division.

                    If the Company sells substantially all of its business

          assets to an entity (the "Purchaser") which is not controlled by

          Dumaines Trust or Amoskeag, you will be entitled to receive the

          Change in Control Severance Benefits on the effective date of such sale.  In determining such benefits, the hospitalization or medical reimbursement plan in effect immediately preceding such effective date shall be continued in effect without change

          (except any change that may be mandated by law) for the period for which you are entitled to coverage.  Notwithstanding the foregoing, the Change in Control Severance Benefits shall not be payable if you enter the employment of the Purchaser, or if you fail to enter such employment but the Purchaser offers you the following:  (i) employment in a senior executive position having authority and responsibility comparable to your authority and responsibility with the Company immediately preceding the sale,

          and (ii) compensation and benefits at least as great as provided to you by the Company immediately preceding the sale, including without limitation severance benefits in the event of your termination of employment with the Purchaser at least as great as herein provided (but not conditioned on a change in control of the Purchaser).  Notwithstanding the preceding sentence, the vesting set forth in Subsection 5(d) shall be required on the effective date of the sale, regardless of any subsequent events.

          For the purpose of determining whether the Purchaser is

          controlled by Dumaines Trust or Amoskeag, control shall mean the ownership of voting rights sufficient to elect at least a

          majority of the members of the Board of Directors of the

          Purchaser.

               8.   Waiver of Claims

                    Notwithstanding any provisions of this Agreement to the

          contrary, no payments shall be made to you under Section 5(c) unless and until you shall have waived and released all claims which you may have against the Company as of the date of

          execution of the waiver and release, including, without

          limitation, claims under the Age Discrimination in Employment

          Act, but excluding claims for benefits under this Agreement or claims under any employee benefit plan maintained by the Company.

               9.   Successors; Binding Agreement.

                    (a)  The Company will require any successor (whether

               direct or indirect, by purchase, merger, consolidation or

               otherwise) to all or substantially all of the business or

               assets of the Company expressly to assume and agree to

               perform this Agreement to the same extent that the Company would be required to perform it if no such succession had

               taken place.  Failure of the Company to obtain an assumption of this Agreement prior to the effectiveness of any

               succession shall be a breach of this Agreement and shall

               entitle you to compensation from the Company in the same

               amount and on the same terms as you would be entitled

               hereunder if you had terminated your employment for Good

               Reason immediately after a Change in Control of the Company,

               except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.  As used in this Agreement,

               "Company" shall mean the Company as defined above and any

               successor to its business or assets as aforesaid which

               assumes and agrees to perform this Agreement by operation of law, or otherwise.

                    (b)  This Agreement shall inure to the benefit of and

               be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees,

               devisees and legatees.  If you should die while any amount would still be payable to you hereunder if you had continued

               to live, all such amounts, unless otherwise provided herein,

               shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or if there is no such designee, to your estate.

               10.  Notice.

                    For the purposes of this Agreement, notices and all

          other communications provided for in this Agreement shall be in writing and shall be duly given when delivered or when mailed by

          United States registered or certified mail, return receipt requested, postage prepaid, addressed to the General Counsel of the Company, at 326 East Stadium Drive, Eden, North Carolina, and

          to you at the address shown below or to such other address as either the Company or you may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

               11.  Miscellaneous.

                    (a)  The invalidity or unenforceability of any

               provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement,

               which shall remain in full force and effect.

                    (b)  The validity, interpretation, construction and

               performance of this Agreement shall be governed by the laws of the State of North Carolina.

                    (c)  No waiver by you at any time of any breach of, or

               compliance with, any provision of this Agreement to be

               performed by the Company shall be deemed a waiver of that or any other provision at any subsequent time.

                    (d)  This Agreement may be executed in several

               counterparts, each of which shall be deemed to be an

               original but all of which together will constitute one and the same instrument.

                    (e)  Any payments provided for hereunder shall be paid

               net of any applicable withholding required under federal,

               state or local law.

                    (f)  This Agreement sets forth the entire agreement of

               the parties hereto in respect of the subject matter

               contained herein and supersedes all prior agreements,

               promises, covenants, arrangements, communications,

               representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto;

               and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

               If this letter sets forth our agreement on the subject

          matter hereof, kindly sign and return to the Company this letter,

          which will then constitute our agreement on this subject.


                                   Sincerely,

                                             FIELDCREST CANNON, INC.



                                             By:  /s/ James M. Fitzgibbons

                                                  James M. Fitzgibbons
                                                  Chairman and Chief
                                                    Executive Officer


          Agreed to this 26th day
          of July, 1993.



            /s/ M. K. Doss
               (Signature)

            M. K. Doss
               Print Name

          Address:

            7902 Southerland Drive

            Browns Summit, NC  27214

                               FIELDCREST CANNON, INC.

                             Inter-Office Correspondence

                                    July 29, 1993



          Mr. M. K. Doss
          Eden

          RE:   Amendment to Employee Retention Agreement

          Dear Ken:

               You and Fieldcrest Cannon, Inc. (the "Company") entered into an Employee Retention Agreement effective July 9, 1993. The Company now deems it appropriate to amend Subsection 5(c) of the Employee Retention Agreement by deleting the phrase "or if your employment with the Company is terminated by you or the Company for any reason (other than your death, Disability or Retirement) within six (6) months after a Change in Control" therefrom. For good and adequate consideration, the receipt of which is hereby acknowledged, you agree to the foregoing amendment. Kindly sign and return to the Company this letter, which will then constitute our agreement on this subject.

                                   Sincerely,

                                             FIELDCREST CANNON, INC.



                                             By:  /s/ James M. Fitzgibbons
                                                  Chairman and Chief
                                                    Executive Officer


          Agreed to this 2nd day of August, 1993:


           /s/ M. K. Doss
               Signature

           M. K. Doss
               Print Name

          Address:

          7902 Southerland Drive

          Browns Summit, NC  27214